Exhibit 10(a)

                                   AGREEMENT

                 THIS AGREEMENT dated as of February 15, 1999 (the "Agreement), is by and between The Cornerstone Formation Group, L.L.C. and its successors and assigns ("Cornerstone") 502 Pleasant Valley Avenue, Moorestown, New Jersey 08057 and Keith Winchester, 4593 Deep Creek Way, Doylestown, Pennsylvania 18901 ("Consultant");

                                   BACKGROUND

           Whereas, Cornerstone is currently a Limited Liability Company (LLC) established to submit and obtain a commercial bank charter from the State of New Jersey, and upon the issuance of a bank charter the LLC's interests will be assigned to the Bank corporation (Bank), as will the rights and obligations of this Agreement.

         Whereas, Cornerstone considers it essential to the best interests of its stockholders to foster the continuous employment of the Consultant. In this connection, Cornerstone recognizes that, in the future, the possibility of a termination of employment of the Consultant may exist and that such possibility, and the uncertainty and questions which it might raise may result in the departure or distraction of the Consultant to the detriment of Cornerstone and its stockholders.

         Whereas, Cornerstone has' determined that appropriate steps should be taken to enforce and encourage the continued attention and dedication of the Consultant to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility in the future of an employment termination.

         Whereas, in order to induce Consultant to remain in the employ of Cornerstone, Cornerstone agrees that Consultant shall receive the severance benefits set forth in this Agreement in the event Consultant's employment with Cornerstone is terminated under the circumstances described below.

         Whereas, Cornerstone also feels it is important to memorialize the relationship between Cornerstone and Consultant by way of this Agreement and it is the intention of the parties hereto to have the understanding set forth herein remain effective after the Bank charter is approved by the regulators.


         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and promises hereafter set forth, the parties hereby agree as follows:

         1. TERM OF AGREEMENT. This Agreement shall commence on the date hereof (the "Effective Date"), and shall continue in effect until such time as the Consultant's employment is terminated and all obligations hereunder shall have been satisfied.

         2. EMPLOYMENT STATUS AND TITLE. Consultant shall act as a consultant to Cornerstone during the formation period, and after the bank charter is approved Consultant. The Consultant shall serve as the Executive Vice President and Chief Financial Officer (EVP & CFO) of the Bank and shall be responsible for and discharge the duties of Executive Vice President and Chief Financial Officer (EVP & CFO) as well as any and all other responsibilities and duties that may be granted to Consultant by the Board of the Bank.

         3. COMPENSATION. Consultant's compensation shall be set by the Board, from time to time. The initial amount of compensation to be paid Consultant shall be set forth in the schedule attached hereto as Schedule "A". During the term of this Agreement, Consultant's compensation may be adjusted or modified, by the Board and the appropriate amended schedule shall be incorporated in this Agreement by reference. Consultant's initial amount of compensation shall be set forth in the Schedule" A", dated, as of the date of this Agreement, and attached hereto.

         4. CHANGE IN CONTROL. Consultant's employment status may be effected by a change in control of Cornerstone and this provision of the Agreement shall address those circumstances.

             (a) For purposes of this Agreement, a "Change in Control" shall have occurred if any of the following events shall occur:

                     (i) Cornerstone is merged, consolidated or reorganized into or with another corporation or other legal person in any transaction or series of related transactions (other than a transaction to which only Cornerstone and one or more of it's subsidiaries are parties) and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding voting securities of the surviving entity or person immediately after such transaction or series of related transactions are held in the aggregate by persons or entities who were holders of voting securities of Cornerstone immediately prior to such transaction;

                     (ii) Cornerstone sells all or substantially all of its assets to any other corporation or other legal person in any sale or series of related sales (other than a transaction to which only Cornerstone and one or more of its subsidiaries are parties); or

                     (iii) any person, corporation or group of associated persons acting in concert within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, Cornerstone or its subsidiaries, or any Consultant benefit plan of Cornerstone or its subsidiaries, becomes a direct or indirect beneficial owner of shares of stock of Cornerstone (within the meaning of the rules promulgated under the Exchange Act) representing an aggregate of more than 50% of the votes then entitled to be cast at an election of directors of Cornerstone.

            (b) For purposes of this Agreement, a "Potential Change in Control of Cornerstone" shall be deemed to have occurred if:

                     (i) Cornerstone enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of Cornerstone;

                     (ii) any person (including Cornerstone) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of Cornerstone;

                    (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of Cornerstone has occurred.


         5.  TERMINATION EVENTS

            (a) GENERAL. Consultant shall be entitled to the benefits provided in Section 6 hereof upon termination of employment in the following circumstances:

                     (i) if none of the events described in Section constituting a Change in Control of Cornerstone shall have occurred within two years prior to the Date of Termination (as defined below) Consultant shall be entitled to the benefits provided in Section 6 unless such termination is (A) because of Consultant's death, (B) by Cornerstone for Cause (as defined below). (C) by Consultant other than for Good Reason (as defined below).

                     (ii) if any of the events described in Section 4 constituting a Change in Control of Cornerstone shall have occurred and the Date of Termination is prior to the second anniversary of the date such Change in Control of Cornerstone occurred Consultant shall be entitled to the benefits provided in Section 6 unless such termination is because of Consultant's death.

            (b) CAUSE. Termination by Cornerstone of Consultant's employment for "Cause" shall mean termination:

                     (i) upon the commission by Consultant of a willful unlawful act, such as but not limited to embezzlement, against Cornerstone which is intended to enrich the Consultant at the expense of Cornerstone or upon Consultant's conviction of a felony;

                     (ii) in the event of willful, gross neglect or willful, gross misconduct, resulting in either case in material harm to Cornerstone. For purposes of this Subsection, no act, or failure to act, on Consultant's part shall be deemed "willful" unless done or omitted to be done, by Consultant not in good faith and without reasonable belief that his action or omission was in the best interest of Cornerstone.

            (c) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean, without Consultant's consent, the occurrence of any of the following circumstances, unless such circumstances are fully corrected prior to the Date of Termination (as defined below) specified in the Notice of Termination (as defined below) given in respect thereof

                     (i) an arbitrary reduction by Cornerstone in Consultant's annual base salary or Consultant benefits as in effect immediately prior to such reduction;
                     (ii) Cornerstone requiring Consultant to be based at a Cornerstone office more than twenty (20) miles from Cornerstone's offices at which Consultant is principally employed on the date hereof, except for required travel on Cornerstone's business to an extent substantially consistent with Consultant's present business travel obligations;

                     (iii) an arbitrary and material reduction in Consultant's position~ duties or responsibilities as in effect immediately prior to such reduction;

                     (iv) the failure of Cornerstone to obtain the agreement to assume and to perform this Agreement by any successor as contemplated in Section 7 hereof; or

                     (v) any purported termination of Consultant's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 5 (d) hereof, which purported termination shall not be effective for purposes of this Agreement.

         Consultant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

            (d) NOTICE OF TERMINATION. Any purported termination of Consultant's employment by Cornerstone or by Consultant shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and, if applicable, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Consultant's employment under the provision so indicated.

            (e) DATE OF TERMINATION. "Date of Termination" shall mean the date specified in the Notice of Termination (which in the case of a termination by Cornerstone, other than termination based on death, fraud or illegal conduct shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination by Consultant, shall not be less than thirty (30) nor, more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15), days after any Notice of Terinination is given, or, if the Notice of Termination is not properly given, prior to the Date of Termination (as determined without regard to an extension of such Date of Termination as described in this provision) the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final, and binding arbitration award or by a court of competent jurisdiction; and provided further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any dispute, Cornerstone will continue to pay Consultant his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue to allow Consultant to participate in all compensation, benefit and insurance plans in which Consultant was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement, and shall not be offset against or reduce any other amounts due under this Agreement, but shall be reduced by any compensation earned by Consultant as the result of employment by another employer.

         6.  COMPENSATION UPON TERMINATION

            (a) In the event that Consultant is entitled to benefits hereunder upon termination pursuant to Section 5(a) hereof, Consultant shall be entitled to the benefits provided below:

                     (i) Cornerstone shall pay to Consultant his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which Consultant is entitled under any compensation plan of Cornerstone in each case without giving effect to any reduction in salary or benefits which would constitute Good Reason pursuant to Section 5(c) (i) hereof, at the time such payments are due;
                     (ii) Severance. Cornerstone will pay severance to the Consultant as follows: the equivalent of six months salary for the period from the date of filing the charter application through the first full year; the equivalent of one year's salary starting in year two and thereafter.

                     (iii) Cornerstone shall provide continued uninterrupted health care coverage to Consultant substantially comparable to that in effect at the time Notice of Termination is given, consistent with the type and amount of coverage in effect, by Cornerstone (without giving effect to any reduction in benefits which would constitute Good Reason pursuant to Section 5 ( c) (i) hereof), for a period of one year following such Date of Termination; and

                    (iv) vesting and exercisability of all options which may be granted to Consultant under Cornerstone's Incentive Stock Option Plan; all such options granted hereafter shall specifically indicate in such grant that they are subject to this provision (collectively, "Covered Options") and shall be accelerated to the fullest extent possible

            (b) The payments provided for in Subsection 6(a) shall be made not later than the thirtieth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, Cornerstone shall pay to Consultant on such day an estimate, as determined in good faith by Cornerstone, of the minimum amount of such payments and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the ninetieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Cornerstone to Consultant payable on the fifth day after demand therefor by Cornerstone.

            (c) Consultant shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment.

            (d) Notwithstanding any provision of this Agreement to the contrary, the aggregate present value of all payments in the nature of compensation (within the meaning of Section 280C of the Code) provided to Consultant in connection with a Change in Control of Cornerstone or the termination of Consultant's employment shall be one dollar less than the amount that is fully deductible by Cornerstone under Section 280G of the Code and, to the extent necessary, payments and benefits under this Agreement shall be reduced in order that this limitation not be exceeded. It is the intention of this Subsection 6( d) to avoid excise taxes on Consultant under Section 4999 of the Code or the disallowance of a deduction in Cornerstone pursuant to Section 280G of the Code. Notwithstanding the foregoing, this Section shall not apply in the event of termination of employment within two years following a Change in Control if such termination is by Cornerstone without Cause or by Consultant for Good Reason

         7.  SUCCESSORS: BINDING AGREEMENT.

            (a) Cornerstone will require any successors (whether director or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Cornerstone to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Cornerstone could be required to perform this Agreement if no such succession had taken place. Failure of Cornerstone to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Consultant to compensation from Cornerstone in the same amount and on the same terms to which Consultant would be entitled hereunder if Consultant terminated his employment for Good Reason following a Change in Control of Cornerstone, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Cornerstone" shall mean Cornerstone as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. enforceable by Consultant and his executors, administrators, successors and heirs.

            (b) Intentionally Deleted

            (c) All benefits to be paid hereunder shall be addition to any disability workers compensation, or other Cornerstone benefit plan distribution, unpaid vacation or other unpaid benefits that Consultant has at the Date of Termination.

         8. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified registered mail, return receipt requested, postage prepaid, addressed to the following addresses:

                  To Cornerstone:

                        The Cornerstone Formation Group L.L.C.
                        502 Pleasant Valley Avenue
                        Moorestown, NJ 08057

                  To the Consultant:

                        Keith Winchester
                        4593 Deep Creek Way
                        Doylestown, Pennsylvania 18901

All notices to Cornerstone shall also be directed to the attention of the Board with a copy to the Secretary of Cornerstone, or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt

         9. GOVERNING LAW. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflict of laws of such state.

         10. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not give to Consultant any right to continued employment, and does not give to Consultant any rights or remedies based on Termination of employment except as expressly set forth herein

         11. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and Cornerstone. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. All references to sections of the Exchange Act and the Code shall be deemed also to refer to any successor provisions to such Sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity of enforceability of any other provision of this Agreement which shall remain in full force and effect.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         14. PRIOR AGREEMENTS. Any and all agreements relating to the subject matter hereof previously entered into between Cornerstone and Consultant are hereby mutually terminated and canceled, and each of the parties mutually releases and discharges the other from any and all obligations and liabilities whatsoever existing under it by reason of any such agreements, it being the intention of Cornerstone and Consultant that this Agreement shall supersede and be in place of any and all prior agreements or understandings between them.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CONSULTANT
/s/ Keith Winchester
---------------------------------------
Keith Winchester


THE CORNERSTONE FORMATION GROUP, L.L.C:

/s/ George W. Matteo, Jr.
---------------------------------------
By: George W. Matteo, Jr.
    Managing Member

                                  SCHEDULE "A"
                        CORNERSTONE COMPENSATION SCHEDULE

                                February 15. 1999

1. SALARY:   Annual Salary:           $90,000 (beginning with Bank opening 1999)

             Interim Salary:          (during formation and until Bank opens
                                      for business)Annualized $65,000.00 to be paid biweekly commencing with full time service on behalf of Cornerstone.

             Salary Adjustment        Upon opening the B~ Consultant will be
                                      paid a sum to make up the difference of
                                      what would have been received if paid the regular annual salary and the amount paid as interim salary

2. STOCK OPTIONS:                     Upon implementation of a stock option plan
                                      by the Bank Consultant will be entitled to
                                      participate therein as part of its
                                      compensation.
3. TRAVEL AND
   ENTERTAINMENT:                     Expenses will be reimbursed during the
                                      interim start up period.

4. CAR ALLOWANCE:                     Consultant win receive an auto allowance
                                      of $400.00 per month beginning at the
                                      time Bank opens for business and full
                                      compensation begins to be paid.

5. ANNUAL BONUS:                      The Bank will implement an annual bonus
                                      plan that will be related to the budget
                                      established for the Bank. Consultant will be entitled to participate in said plan.

6. BENEFITS:
             (a) Life Insurance:      The Bank: will provide Consultant with
                                      life insurance equal to one times
                                      Consultant's annual salary.

             (b) Health Insurance:    Consultant shall be provided with
                                      comprehensive health insurance pursuant
                                      to the health insurance plan to be
                                      implemented by the Bank:.

             (c) Vacation:            The Consultant shall be entitled to a
                                      total of four (4) weeks vacation, but not all to be taken consecutively.